Exhibit 99.1

SWISHER HYGIENE INC. RECEIVES DELISTING NOTICE FROM NASDAQ

Common Stock to Commence Trading on OTCQB on January 15, 2016

CHARLOTTE, NC – January 13, 2016 – Swisher Hygiene Inc. (the “Company”) (NASDAQ: SWSH) announced today that the Company notified The Nasdaq Stock Market (“Nasdaq”) that it was withdrawing its request for a hearing before the Nasdaq Listing Qualifications Panel. The Company had earlier requested the hearing in response to its receipt of a delist determination from the Nasdaq Listing Qualifications Staff (the “Staff”), dated November 12, 2015. As a result of the Company’s sale of substantially all of its operations to Ecolab Inc., the Staff’s letter indicated that it believes the Company is a “public shell” and, in accordance with Nasdaq Listing Rule 5100, the continued listing of the Company’s securities on the Nasdaq Capital Market is no longer warranted. On January 13, 2016, Nasdaq informed the Company that trading in the Company’s common stock will be suspended on the Nasdaq Capital Market effective with the open of business on Friday, January 15, 2016, and that it will initiate the formal delisting process.

Effective with the open of business on Friday, January 15, 2016, the Company’s common stock will trade on the OTCQB Marketplace, and will continue to trade under the ticker symbol “SWSH”. Beginning Friday, January 15, 2016, investors will be able to view real-time best bid and ask quotes for “SWSH” at http://www.otcmarkets.com and through most online broker websites.

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release constitute "forward-looking information" or "forward-looking statements" within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words "plans," "expects," "is expected," "scheduled," "estimates," or "believes," or similar words or variations of such words and phrases or statements that certain actions, events or results "may," "could," "would," "might," or "will be taken," "occur," and similar expressions identify forward-looking statements.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. All of these assumptions have been derived from information currently available to the Company including information obtained by the Company from third-party sources. These assumptions may prove to be incorrect in whole or in part. All of the forward-looking statements made in this press release are qualified by the above cautionary statements and those made in the "Risk Factors" section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on the Company’s SEDAR profile at www.sedar.com, and the Company’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on the Company’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is a NASDAQ listed company that closed on the sale of its U.S. operations to Ecolab LLC on November 2, 2015. For more information, please visit www.swshinvestors.com.

For Further Information, Please Contact:
Swisher Hygiene Inc.

Investor Contact:

Garrett Edson, ICR
Phone: (203) 682-8331